UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2013

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-53853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
(Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2013, Smokin Concepts Development Corporation (the “Company”) entered into an Acquisition Agreement with Bourbon Brothers Holding Company, LLC (“BBHC”) to acquire BBHC (the “Transaction”) as reported on Form 8-K and filed with the Commission on October 1, 2013.

On November 8, 2013, the Company and BBHC amended the Acquisition Agreement by entering into a First Amendment to Acquisition Agreement.  Material terms of the First Amendment to the Acquisition Agreement are:

•
The Company will issue up to 38,516,880 total shares, which includes shares of common stock to BBHC Class B Non-Voting members and shares of Series A Convertible Preferred Stock to BBHC Class A Voting Members upon closing the Transaction.

•
Prior to the closing of the Transaction, a significant component of the Transaction involves the successful tax free spinoff of 49% of the ownership of Bourbon Brothers Southern Kitchen Colorado Springs, LLC (f/k/a Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC) from Bourbon Brothers Restaurant Group, LLC to BBHC’s Class A Voting and Class B Non-Voting members to an entity called Bourbon Brothers Investors, LLC.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits:

10.1           Acquisition Agreement by and between Smokin Concepts Development Corporation, Bourbon Brothers Holding Company, LLC and JW Roth and Robert B. Mudd, dated September 30, 2013.

10.2           First Amendment to Acquisition Agreement by and between Smokin Concepts Development Corporation, Bourbon Brothers Holding Company, LLC and JW Roth and Robert B. Mudd, dated November 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of January 2014.

Smokin Concepts Development Corporation

By:	/s/ Robert B. Mudd
Robert B. Mudd
Interim CEO and Interim CFO